SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 10, 2014

FRAC WATER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	005-87668	26-1973257
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Gottbetter & Partners, LLP 488 Madison Ave., 12th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

212-400-6900
(Registrant’s telephone number, including area code)

1266 1st Street, Suite 4
Sarasota, FL 34236
(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

Reference is made to the disclosures set forth under Items 5.01 and 5.02 below, which disclosures are incorporated herein by reference.

Effective March 11, 2014 we issued an aggregate of 25,055,998 shares to five persons in consideration of services. 2,136,000 of the shares were issued to Soren Mogelsvang, an officer and director, 9,959,999 to Aaron Gelber, the husband and an assignee of Cohava Gelber, a director, 9,959,999 to Iris Yachin, the wife and an assignee of Guy Yachin, a director, 1,500,000 to Syra Dhaliwal, the daughter and an assignee of a consultant, and 1,500,000 to Milwork Trading Inc., a consultant.

On March 11, 2014 we issued 1,944,000 non-qualified stock options, vesting upon issuance, with a term of ten years and an exercise price of $0.01 per share to Vered Caplan, a director.

Item 5.01. Changes In Control of Registrant

Reference is made to the disclosures set forth under Item 3.02 above and Item 5.02 below, which disclosures are incorporated herein by reference.

In connection with our entry into the business of manufacturing and marketing pharmaceutical level products containing phytocannabinoids, an abundant and pharmaceutically active component of cannabis, for the treatment of various conditions and diseases, effective March 11, 2014 we issued an aggregate of 25,055,998 shares of our restricted common stock to Soren Mogelsvang, Aaron Gelber, Guy Yachin, Syra Dhaliwal and Milwork Trading Inc. On March 11, 2014 we also issued 1,944,000 non-qualified stock options to Vered Caplan. Prior to the March 11, 2014 stock issuances we had 41,486,000 common shares issued and outstanding. We are in the process of purchasing 19,666,667 shares of our common stock from Nadine C. Smith, a former officer and director, for $100,000 or approximately $0.005 per share. Ms. Smith had purchased 20,000,000 shares of common stock at a price of $0.01 per share or an aggregate of $200,000 in connection with her October 10, 2013 Employment Agreement. The repurchased Shares will be cancelled (the “Smith Share Cancellation”) and returned to the status of authorized but unissued.

Following the 25,055,998 shares issuance we had 66,541,998 shares issued and outstanding and the 25,055,998 shares represented approximately 37.7% of our issued and outstanding shares.

Following the Smith Share Cancellation we will have 46,875,331 shares issued and outstanding and the 25,055,998 shares will represent approximately 53.5% of our issued and outstanding shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to the disclosures set forth under Item 3.02 above and Item 5.01 below, which disclosures are incorporated herein by reference.

On March 10, 2014 Soren Mogelsvang, Cohava Gelber, Guy Yachin and Vered Caplan were appointed as directors of Frac Water Systems, Inc. (the “Company”) by the written consent of Nadine C. Smith in her capacity as the sole director of the Company. Each director is to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. On March 11, 2014 the board accepted the resignation of Nadine C. Smith as a director and the Chairman of the Company and as the Company’s Chief Executive Officer and President and thereafter appointed Soren Mogelsvang to the vacated Chief Executive Officer position. Ms. Smith’s resignation was not a result of any disagreements between the Company and Ms. Smith on any matters relating to the Company’s operations, policies or practices.

Soren Mogelsvang, age 42, is a biotech executive and entrepreneur with more than 15 years of experience in research and development and laboratory operations. He is experienced in strategic positioning, value creation, IP development and preclinical development of peptide therapeutics. He is the co-founder of two biotech companies, Caerus Discovery and Serpin Pharma Inc., He founded Serpin Pharma Inc. in 2010 and is presently employed as Serpin Pharma Inc.’s Vice President of Research and Development. He co-founded Caerus Discovery in 2010 and was employed by Caerus Discovery until 2012 as a Vice President of Research and Development. From 2008 until 2010 he worked at ATCC where he managed the Cell Biology Department. From 2006 until 2008 he was an instructor and faculty member at the University of Colorado School of Medicine and from 2004 through 2005 he worked as the Director of Laboratory and Products at Affinity BioRegents. From 2001 until 2004 he was a Postdoctoral Fellow at the University of Colorado School of Medicine and from 2000 until 2001 worked as a research scientist for Maltagen Forschung. Mr. Mogelsvang received a Ph.D. in Cell Biology from the University of Cambridge (England) in 2000, an M.S. in Molecular Biology from the University of Copenhagen (Denmark) in 1996 and a B.Sc. in Plant Biology from the University of Copenhagen (Denmark) in 1993. Mr. Mogelsvang has filed numerous patent applications and has had several of his works published.

Guy Yachin, age 46, has more than 17 years of executive management experience with biotech and biomedical companies. From 2013 to the present he has served as the Chief Executive Officer of Serpin Pharma Inc., a privately held development stage biotech company. From 2011 until 2013 he served as the Chief Executive Officer for Nas Vax Ltd. , a company which develops immunotherapeutic products and vaccines. From 2007 until 2011 he served as Chief Executive Officer for MGVS, a company engaged in the development of products that address blood vessel disorders. He co-founded Chiasma Inc., a company which focuses on drug delivery of protein drugs, in 2001 and served as its Chief Executive Officer until 2007. From 1997 until 2001 he served as the Chief Executive Officer of Naiot Technological Center, the largest technological center in Israel focusing on biomedical technologies. From 1995 until 1997 he served as Executive Vice President for Ofer Technologies and from 1990 until 1995 served in the Israeli Navy. Mr. Yachin has served as a board member and chairperson for several biomedical companies since 1997 including (i) Orgenesis, a development stage company which uses therapeutic technologies for the treatment of diabetes; (ii) Remon Medical Technologies, a company which manufactures miniature implants for the non-invasive assessment and treatment of a variety of medical conditions; and (iii) Enzymotec, a company which develops and markets bio-functional products for the pharmaceutical, cosmetics and neutraceuticals industries; and (iv) NanoPaso, a developer of painless micro-needle devices for transdermal drug delivery and diagnostics. Mr. Yachin received an MBA from The Technion - Israel Institute of Technology in 1990 and received an Industrial Engineering and Management Degree from The Technion - Israel Institute of Technology in 1994.

Cohava Gelber, age 57, has more than 23 years of experience in executive and scientific research capacities. Since 2011 she has served as the Executive Chairperson for the Board of Serpin Pharma, Inc., a development stage biotech company. From 2005 until November 2010 she served as the Chief Scientific and Technology Officer at ATCC, and from 2003 until 2005 as the Vice President, Research and Development for Mannkind BioPharmaceutical Corporation, a public biotech company. From 2001 until 2003 Ms. Gelber served as the Senior Vice President, Immunology and Cell Biology for Pharmaceutical Discovery Corporation and from 2000 until 2001 served as President and Chief Operating Officer for Molecular Discoveries LLC (“Molecular”). From 1999 until 2000 she served as the Chief Scientific Officer and Chief Operating Officer for Molecular. From 1996 until 1999 Ms. Gelber served as Vice President, Research and Development for Immuno Therapy, Inc. and as an Assistant Research Professor and Director of Cellular Immunology at Duke University Medical Center from 1995 until 1996. From 1991 until 1995 she worked in Senior Scientist and Project Leader capacities for various entities. Ms. Gelber received a B.Sc. Degree and an M. Sc. Degree majoring in microbiology from Hebrew University of Jerusalem in 1980 and 1984, respectively, a PhD in Microbiology from the Weitzman Institute of Science in 1988, Post Doctoral Degrees in Immunology in 1990 and 1991 from Berkeley University and Stanford University, respectively, and an MBA Degree from Cornell University in 2002. Ms. Gelber has published several works, filed numerous patent applications and has received Fellowships from Stanford Medical School and the Cancer Research Coordination Committee.

Vered Caplan, age 45, has been the Chief Executive Officer of Kamedis, a company focused on utilizing plant extracts for dermatology purposes since 2008. From 2004 to 2007, Ms. Caplan was Chief Executive Officer of GammaCan, a company focused on the use of immunoglobulins for the treatment of cancer. During the past five years, Ms. Caplan has been a director of the following companies: Opticul Ltd., a company involved with optic based bacteria classification; Inmotion Ltd., a company involved with self-propelled disposable colonoscopies; Nehora Photonics Ltd., a company involved with non-invasive blood monitoring; Ocure Ltd., a company involved with wound management; Eve Medical Ltd., a company involved with hormone therapy for Menopause and PMS; and Biotech Investment Corp., a company involved with prostate cancer diagnostics. Ms. Caplan has a M.Sc. in bio-medical engineering from Tel-Aviv University specialized in signal processing; management for engineers from Tel-Aviv University specialized in business development; and a B.Sc. in mechanical engineering from the Technion Institute of Technology specialized in software and cad systems.

Item 8.01. Other Events

In connection with our entry into the business of manufacturing and marketing pharmaceutical level products containing phytocannabinoids, an abundant and pharmaceutically active component of cannabis, for the treatment of various conditions and diseases we have determined to change our name to a name which reflects our new business. We intend to change our name through a name change merger with a newly formed Nevada subsidiary named Cannabis Therapy Corp. We will be the surviving entity in the merger which will result in our name being changed to Cannabis Therapy Corp.

We also intend to affect a 1.5 for 1 forward stock split in the form of a dividend on our common stock pursuant to which .5 newly issued shares of common stock will be issued for each outstanding share of our common stock.

Following the name change merger we intend to file with FINRA to have the name change recognized, a new symbol assigned and the forward stock split approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRAC WATER SYSTEMS, INC.

Dated: March 14, 2014	By:	/s/ Soren Mogelsvang
	Name:	Soren Mogelsvang
	Title:	Chief Executive Officer